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                                                                    EXHIBIT 99.4

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------
                                         GIVE THE
              FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                         NUMBER OF--
------------------------------------------------------------

 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, any
                                         one of the
                                         individuals(1)
 3.  Custodian account of a minor        The minor(2)
 4.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under State law
 5.  Sole proprietorship account         The Owner(3)

------------------------------------------------------------
------------------------------------------------------------
                                         GIVE THE EMPLOYER
              FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                         NUMBER OF--
------------------------------------------------------------

 6.  A valid trust, estate, or pension   The legal entity
     trust                               (Do not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title.)(4)
 7.  Corporate account                   The corporation
 8.  Religious, charitable, or           The organization
     educational organization account
 9.  Partnership                         The partnership
10.  Association, club or other tax-     The organization
     exempt organization
11.  A broker or registered nominee      The broker or
                                         nominee
12.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's Social Security Number.
(3) Show the name of the owner. You may also enter your business name. You may use your Social Security Number or Employer Identification Number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a Taxpayer Identification Number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on broker transactions include the following:
    (i)   A corporation.
   (ii)   A financial institution.
   (iii) An organization exempt from tax under Section 501(a), or an individual retirement plan.
   (iv)   The United States or any agency or instrumentality thereof.
   (v) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
   (vi) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   (vii) An international organization or any agency or instrumentality thereof.
  (viii) A registered dealer in securities or commodities registered in the United States or a possession of the United States.
   (ix)   A real estate investment trust.
   (x)    A common trust fund operated by a bank under Section 584(a).
   (xi) An entity registered at all times under the Investment Company Act of 1940.
   (xii)  A foreign central bank of issue.
  (xiii) A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.
  Payments of interest not generally subject to backup withholding include the following:
    (i)   Payments to nonresident aliens subject to withholding under Section
          1441.
   (ii) Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
   (iii)  Payments made by certain foreign organizations.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give Taxpayer Identification Numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your Taxpayer IDENTIFICATION NUMBER to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                              YOUR TAX CONSULTANT
                                  OR THE IRS.